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                                                                     EXHIBIT 3.1



                            ARTICLES OF INCORPORATION

                                       OF

                              RADAR RESOURCES, INC.





         Know all men by these presents:

         That I, the undersigned, acting as incorporator for the purpose of forming a corporation under and pursuant to the provisions of Nevada Revised Statutes 78.010 to Nevada Revised 78.090 inclusive, as amended, and certify that:

ARTICLE I

         The name of this corporation is RADAR RESOURCES, INC.

         The name and post office address of the incorporator signing the Articles of Incorporation is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt Lake City, Utah, 84106. The name and address of the first member of the First Board of Directors is: Krista Castleton, 3760 So. Highland Drive, Suite 300, Salt lack City, Utah, 84106.

ARTICLE II

         The Resident Agent of this corporation in Nevada shall be Nevada Corporate Services located at 1800 E. Sahara, Suite 107, Las Vegas, Clark County, Nevada, 89104. Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any other part of the State of Nevada, or in any other state, territory or possession of the United States of America, or in any foreign country as the Board of Directors may, from time to time determine.

ARTICLE III

         The nature of the business and the objects and purpose proposed to be transacted, promoted or carried on by the corporation is to conduct any lawful activity in accordance with the Laws of the State of Nevada and the United States of America, including but not limited to inventing, developing, marketing, and otherwise exploiting high technology electronic communications systems, both hardware and software components, particularly systems utilizing security coding and protective transmitting and receiving.

         To do each and everything necessary, suitable or proper for the accomplishment of any of the foregoing purposes or the attainment of any one or more of the subjects hereinabove enumerated, or which may at any time appear conducive to or expedient for the protection or benefit of this Corporation, and to do such acts as fully and to the same extent as natural persons might, or could do, in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation. The period of duration of this Corporation is perpetual.


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         The foregoing clauses shall be construed as powers as well as objects and purposes and the matters expressed in each clause shall, unless herein otherwise expressly provided, be in no wise limited by reference to or inference from the terms of any other clause shall be regarded as independent objects, purposes and powers and the enumeration of specific objects, purposes and powers shall not be construed to limit or restrict in any manner the meaning of the general terms or the general powers of the Corporation nor shall the expression of one thing be deemed to exclude another not expressed although it be of like nature.

ARTICLE IV

         The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 shares, having a par value of $0.001 (one mill) per share. The stock shall be designated as Class "A" voting common stock and shall have the same rights and preferences. The stock of the Corporation shall be nonassessable. Fully paid stock of this Corporation shall not be liable for any further call or assessment. The total capitalization of the Corporation shall be $100,000. The shares of Class "A" common stock shall not be divided into classes and may not be issued in series.

ARTICLE V

         No stockholder of the Corporation shall, because of his ownership of stock, have a pre-emptive or other right to purchase, subscribe for or take part of any of the notes, debentures, bonds or other securities convertible into or carrying other options for warrants to purchase stock of the Corporation issued, optioned or sold by it after its incorporation, except as may be otherwise stated in these Article of Incorporation. Any part of the capital stock and any part of the notes, debentures, bonds, or other securities convertible into or carrying options or warranties to purchase stock of the Corporation authorized by these Articles of Incorporation or by an amended certificate duly filed may at any time by issued, optioned for sale and sold or disposed of by the Corporation pursuant to the resolution of its Board of Directors to such persons and upon such terms as may to such Board of Directors seem proper, without first offering stock or securities or any part thereof to existing stockholders, except as required in Article IV of these Articles of Incorporation.

ARTICLE VI

         Each outstanding share of the class "A" common stock of the Corporation shall be entitled to one vote on each matter submitted to a vote at a meeting of the stockholders. Each shareholder shall be entitled to vote his or its shares in person or by proxy, executed in writing by such shareholder or by its duly authorized attorney in fact. At each election for directors, every shareholder entitled to vote at such election shall have the right to vote in person or by proxy, the number of shares owned by him or it for as many persons as there are directors to be elected and for whose election he or it has the right to vote, but the shareholder shall have no right, whatsoever, to accumulate his or its votes with regard to such election.


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ARTICLE VII

         The members of the governing board of this corporation shall be called directors. The Board of Directors shall consist of at least one (1) person. The number of directors of this corporation may, from time to time, be increased or decreased by an amendment to the By-Laws in that regard and without the necessity of amending the Articles of Incorporation. A majority of the Directors in office, present at any meeting of the Board of Directors, duly called, whether regular or special, shall always constitute a quorum for the transaction of business, unless the By-Laws otherwise provide. Directors need not be residents of the State of Nevada or stockholders of the Corporation.

ARTICLE VIII

         This corporation shall have a president, a secretary, a treasurer, and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

ARTICLE IX

         The capital stock of the Corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual stockholders of this Corporation shall not be individually liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as to the aforesaid provisions.

ARTICLE X

         The Board of Directors is expressly authorized: (subject to the By-Laws, if any, adopted by the Stockholders)

          1)   To make, alter or amend the By-Laws of the Corporation.

          2) To fix the amount in cash or otherwise, to be reserved as working capital.

          3) To authorize and cause to be executed mortgages and liens upon the property and franchises of the Corporation.

          4) To by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution or resolutions or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may have power to authorize the seal of the Corporation to be affixed to all papers on which the Corporation desires to place a seal. Such committee or committees shall have such name or names as may be stated in the By-Laws of the Corporation or as may be determined from time to time by resolution adopted by the Board of Directors.

          5) To sell, lease or exchange all of its property and assets, including its goodwill and its corporate franchise, upon such terms and conditions as the board deems expedient and for the best interests of the Corporation, when as authorized by the affirmative vote of the stockholders holding stock in the Corporation entitling them to exercise at least a majority of the voting power given at a stockholders meeting called for that purpose.
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ARTICLE XI

         In the absence of fraud, no contract or other transaction of the Corporation shall be affected by the fact that any of the Directors are in any way interested in, or connected with, any other party to such contract or transaction, or are themselves, parties to such contract or transaction, provided that this interest in any such contract or transaction of any such director shall at any time be fully disclosed or otherwise known to the Board of Directors, and each and every person who may become a director of the Corporation is hereby relieved of any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm, association or corporation in which he may be in any way interested.

ARTICLE XII

         No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of individuals in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

         I, the undersigned, being the incorporator hereinbefore named for the purpose of forming a corporation pursuant to the general corporation law of the State of Nevada, do make and file these Articles of Incorporation, hereby declaring and certifying that the facts herein stated are true, and accordingly have hereunto set my hand.


                             -----------------------


State of Utah
County of Salt Lake

         On December 29, 1993 personally appeared before me, the undersigned, a Notary Public, Krista Castleton, known to me as the person whose name is subscribed to the foregoing document and acknowledged to me that she executed the same.




                             -----------------------
                                  Notary Public



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              CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

         RADAR RESOURCES, INC., a Nevada Corporation, under its corporate seal, and the hands of its duly elected and acting President and Secretary does hereby certify:


     1. That a special meeting of the Board of Directors of this corporation convened on March 22, 1999, at which meeting there was at all times present and acting a quorum, certain resolutions were regularly adopted setting forth the amendment herein, and declaring its advisability and calling a special meeting of stockholders entitled to vote for the consideration thereof, to wit:

               RESOLVED, that it is deemed advisable, in the judgment of this Board of Directors, that Article I of the Articles of Incorporation be amended to read in its entirety as follows:

         THE NAME OF THE CORPORATION SHALL BE VIANET TECHNOLOGIES, INC.

     2. That pursuant to an action by the majority of the stockholders in lieu of a special meeting, the stockholders approved the name change. That pursuant to said action as provided under NRS 78.320, the action of the stockholders in lieu of a special meeting the following resolution was approved:

               RESOLVED, that it is deemed advisable, in the judgment of the majority of the stockholders, that Article I of the Articles of Incorporation be amended to read in its entirety as follows:

         THE NAME OF THE CORPORATION SHALL BE VIANET TECHNOLOGIES, INC.

     3. That the form of written consent of the majority of the stockholders to the amendment is on file with the corporation whose address is C/O Hale and Dorr, LLP, 60 State St., Boston, MA 02109 IN WITNESS WHEREOF, the undersigned have caused this Certificate of Amendment to the Articles of Incorporation this 22nd day of March 1999.


RADAR RESOURCES, INC.


/S/ Shirley A. Derke                         /S/ Shirley A. Derke
---------------------------------            -----------------
By:  Shirley A. Derke                        By:  Shirley A. Derke
Under Power of Attorney for                  Under Power of Attorney for
Its President, Peter G. Leighton             Its Secretary, Elizabeth Disiere

STATE OF NEVADA )
                        )  ss
COUNTY OF CLARK )

This instrument was acknowledged before me on March 22, 1999 by Shirley A. Derke as attorney in fact for Peter G. Leighton, President and Elizabeth Disiere, Secretary of RADAR RESOURCES, INC. a Nevada Corporation.


/S/  THERESA VANCE
------------------------
NOTARY PUBLIC